                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated February
14, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the Income &
Growth Fund, Equity Growth Fund, Small Company Fund, Global Gold Fund, Global
Natural Resources Fund, and Utilities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and
"Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
August 25, 2003